                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF MORRISON & FOERSTER LLP]


                                  May 18, 2004

Genius Products, Inc.
740 Lomas Santa Fe, Suite 210
Solana Beach, CA 92075

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form SB-2 of Genius Products, Inc., a Nevada corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of up to 20,782,216 shares of the Company's common stock, $0.001 par value per share (the "Stock"), issued to certain selling security holders named in the Registration Statement (the "Security Holders") or issuable to such Security Holders pursuant to the exercise of certain warrants to purchase shares of Common Stock (the "Warrants").

         As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance by the Company of the Stock, made such inquiries of certain officers of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of Stock upon exercise of the Warrants, the Company will receive consideration in an amount not less than the aggregate exercise price per share of Stock covered by each such Warrant.

         We are of the opinion that the Stock, to the extent already issued by the Company, have been, or when issued by the Company in accordance with the terms of the Warrants, will be, duly authorized and legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                                     Very truly yours,

                                                     /s/ Morrison & Foerster LLP
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                                                     Morrison & Foerster LLP